Exhibit 99.1

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF, UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF THE SECURITIES ACT OR AN OPINION OF COUNSEL IS OBTAINED STATING THAT SUCH DISPOSITION IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS.

August 24, 2011

________________________

Warrant for the Purchase of Common Stock

(Void if not exercised on or before August 23, 2014)

No. W-51

Logic International Consulting Group, LLC

FOR VALUE RECEIVED, this Warrant is hereby issued by WestMountain Index Advisor, Inc., a Colorado corporation (the “Company”), to Logic International Consulting Group, LLC, a New York LLC, (the “Holder”). Subject to the provisions of this Warrant (“Warrant”), the Company hereby grants to Holder the right to purchase 700,000 shares of the Company’s common stock, par value $.001 per share (“Common Stock”), at US $1.00 per share (“Exercise Price”) during the period from issuance of this Warrant through August 23, 2014.

The Holder agrees with the Company that this Warrant is issued, and all the rights hereunder shall be held, subject to all of the conditions, limitations and provisions set forth herein.

1.         Exercise of Warrant.  Subject to the terms and conditions set forth herein, the Holder may exercise this Warrant on or after August 25, 2011 and no later than August 23, 2014. If the underlying Shares are registered on Form S-1 or S-3, and for so long as the underlying Shares continue to be so registered, the Company, in its sole discretion, may require the Holder to exercise all or part of the Warrant if the close price is $4.00 per share for five trading days. To exercise this Warrant the Holder shall present and surrender this Warrant to the Company at its principal office, with the Warrant Exercise Form, attached hereto as Appendix A, duly executed by the Holder and accompanied by payment in cash or by check, payable to the order of the Company, of the aggregate Exercise Price for the total aggregate number of securities for which this Warrant is exercised or a cashless exercise at the sole decision of the Holder.  The Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter referred to as “Warrant Stock.”

Upon receipt by the Company of this Warrant, together with the executed Warrant Exercise Form and payment of the Exercise Price, if any, for the securities to be acquired, in proper form for exercise, and subject to the Holder’s compliance with all requirements of this Warrant for the exercise hereof, the Holder shall be deemed to be the holder of record of the Warrant Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such securities shall not then be actually delivered to the Holder; provided, however, that no exercise of this Warrant shall be effective, and the Company shall have no obligation to issue any Warrant Stock to the Holder upon any attempted exercise of this Warrant, unless the Holder shall have first delivered to the Company, in form and substance reasonably satisfactory to the Company, appropriate representations so as to provide the Company reasonable assurances that the securities issuable upon exercise may be issued without violation of the registration requirements of the Securities Act and applicable state securities laws, including without limitation representations that the exercising Holder is an “accredited investor” as defined in Regulation D under the Securities Act and that the Holder is familiar with the Company and its business and financial condition and has had an opportunity to ask questions and receive documents relating thereto to his reasonable satisfaction.

2.         Reservation of Shares.  The Company will reserve for issuance and delivery upon exercise of this Warrant all shares of Warrant Stock.  All such shares shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and non-assessable and free of all preemptive rights.

3.         Assignment or Loss of Warrant.  This Warrant is fully assignable by the Holder hereof (subject to compliance with applicable laws and regulations). Subject to the transfer restrictions herein (including Section 6), upon surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with the Assignment Form, attached hereto as Appendix B, duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant or Warrants in the name of the assignee(s) named in such instrument of assignment and if applicable a new Warrant to Holder with respect to any portion of the Warrant not being assigned and this Warrant shall promptly be canceled. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and of reasonably satisfactory indemnification by the Holder, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a replacement Warrant of like tenor and date.

4.         Rights of the Holder.  The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Warrant.

5.         Adjustments.

(a)         Adjustment for Recapitalization.  If the Company shall at any time after the date hereof subdivide its outstanding shares of Common Stock by recapitalization, reclassification or split-up thereof, or if the Company shall declare a stock dividend or distribute shares of Common Stock to its shareholders, the number of shares of Common Stock subject to this Warrant immediately prior to such subdivision shall be proportionately increased, and if the Company shall at any time after the date hereof combine the outstanding shares of Common Stock by recapitalization, reclassification or combination thereof, the number of shares of Common Stock subject to this Warrant immediately prior to such combination shall be proportionately decreased. In either case, the exercise price shall also be proportionately adjusted.

(b)         Adjustment for Reorganization, Consolidation, Merger, Etc.  If at any time after the date hereof the Company has a Change in Control, the Holder agrees that, either (a) Holder shall exercise its purchase right under this Warrant and such exercise will be deemed effective immediately prior to the consummation of such Change in Control or (b) if the Holder elects not to exercise the Warrant, this Warrant will not expire upon the consummation of the Change of Control but shall automatically convert to a warrant to acquire such securities as Holder would have acquired if the Warrant had been exercised in its entirety immediately prior to the consummation of such Change in Control. For purposes of this Warrant, a “Change in Control” shall be deemed to occur in the event of a change in ownership or control of the Company effected through any of the following transactions: (i) the acquisition, directly or indirectly, by any person or related group of persons (other than the Company or a person that immediately before the Change of Control directly or indirectly controls, or is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of outstanding securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities; or (ii) the sale, transfer or other disposition of all or substantially all of the Company’s assets; or (iii) the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than fifty percent (50%) of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization.

(c)         Certificate as to Adjustments.  The adjustments provided in this Section 5 shall be interpreted and applied by the Company in such a fashion so as to reasonably preserve the applicability and benefits of this Warrant (but not to increase or diminish the benefits hereunder).  In each case of an adjustment in the number of shares of Common Stock or other securities receivable on the exercise of the Warrant, the Company at its expense will promptly compute such adjustment in accordance with the terms of the Warrant and prepare a certificate executed by two executive officers of the Company setting forth such adjustment and showing in detail the facts upon which such adjustment is based. The Company will mail a copy of each such certificate to each Holder.

(d)         Notices of Record Date, Etc.  In the event that:

(i)         the Company shall declare any dividend or other distribution to the holders of Common Stock, or authorizes the granting to Common Stock holders of any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities; or

(ii)         the Company has a Change in Control; or

(iii)        the Company authorizes any voluntary or involuntary dissolution, liquidation or winding up of the Company, then, and in each such case, the Company shall mail or cause to be mailed to the holder of this Warrant at the time outstanding a notice specifying, as the case may be, (a) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (b) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding up is to take place, and the time, if any is to be fixed, as to which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding up.  Such notice shall be mailed at least 20 days prior to the date therein specified.

(e)         No Impairment.  The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment.

(f)         Cash Dividends.  No adjustment pursuant to this Warrant shall be made in respect of any dividend payable in cash provided that notice of such dividend has been given in accord with section 5(d) at least 15 days prior to the record date for the payment of such dividend.

6.         Transfer to Comply with the Securities Act.  This Warrant and any Warrant Stock may not be sold, transferred, pledged, hypothecated or otherwise disposed of except as follows:  (a) to a person who, in the opinion of counsel to the Company, is a person to whom this Warrant or the Warrant Stock may legally be transferred without registration and without the delivery of a current prospectus under the Securities Act with respect thereto and then only against receipt of an agreement of such person to comply with the provisions of this Section 6 with respect to any resale or other disposition of such securities; or (b) to any person upon delivery of a prospectus then meeting the requirements of the Securities Act relating to such securities and the offering thereof for such sale or disposition, and thereafter to all successive assignees.

7.         Registration Rights.  The Company is not required to file a registration statement.

8.         Legend. Unless the Warrant Stock has been registered under the Securities Act on Form S-1 or Form S-3, upon exercise of this Warrant and the issuance of any of the shares of Warrant Stock, all certificates representing shares shall bear on the face thereof substantially the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED BY THE HOLDER FOR ITS OWN ACCOUNT, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO THE DISTRIBUTION OF SUCH SECURITIES.  THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND COMPLIANCE WITH SUCH STATE SECURITIES LAWS, (II) IN COMPLIANCE WITH RULE 144 UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR (III) UPON THE DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND/ OR COMPLIANCE IS NOT REQUIRED.

9.         Notices.  All notices required hereunder shall be in writing and shall be deemed given when telegraphed, e-mailed, delivered personally or within two days after mailing when mailed by certified or registered mail, return receipt requested, to the Company or the Holder, as the case may be, for whom such notice is intended, if to the Holder, at the e-mail or mailing address of record of such party as most recently provided in writing by such party to the other.  The initial addresses of the parties are set forth below.

10.       Applicable Law.  The Warrant is issued under and shall for all purposes be governed by and construed in accordance with the laws of the State of Colorado, without regard to the conflict of laws provisions of such State.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed on its behalf, in its corporate name, by its duly authorized officer, all as of the day and year first above written.

WestMountain Index Advisor, Inc.

By: /s/ Gregory Schifrin

      President

120 East Lake Street #401

Sandpoint, ID 83864

E-mail: gschifrin@terraminingcorp.com

Holder:   Logic International Consulting Group, LLC

Address: 711 5th Avenue - 16th Floor, New York, NY 10022

E-mail address: gkroning@logic-int.com

EIN#:

Appendix A

WARRANT EXERCISE FORM

The undersigned hereby irrevocably elects to (i) exercise the attached Warrant to purchase __________ shares of the Common Stock of WestMountain Advisor, Inc., a Colorado corporation (the “Company”), pursuant to the provisions of Section 1 of the attached Warrant, and hereby makes payment of $__________ in payment therefore.  If the Warrant is not being exercised in full, the undersigned hereby instructs the Company to issue a Warrant or Warrants for the unexercised portion of the Warrant and send it to the undersigned at the address stated below.  The undersigned’s execution of this form constitutes the undersigned’s agreement to all the terms of the Warrant and to comply therewith.

_________________________________________

Signature

Print Name: _______________________________

_________________________________________

Signature, if jointly held

Print Name: _______________________________

Date: ____________________________________

Appendix B

ASSIGNMENT FORM

FOR VALUE RECEIVED_____________________________ (“Assignor”) hereby sells, assigns and transfers unto _______________________________ (“Assignee”) all of Assignor’s right, title and interest in, to and under Warrant No. W-51 issued by WestMountain Index Advisor, Inc./Terra Mining Corporation, dated August 24, 2011.

NOTE:  If only a portion of the Warrant rights are to be assigned and transferred, adjust the above statement and the balance of this form accordingly.

DATED: _________________

ASSIGNOR:

_________________________________________

Signature

Print Name: _______________________________

_________________________________________

Signature, if jointly held

Print Name: _______________________________

ASSIGNEE:

The undersigned agrees to all of the terms of the Warrant and to comply therewith.

_________________________________________

Signature

Print Name: _______________________________

_________________________________________

Signature, if jointly held

Print Name: _______________________________